As filed with the Securities and Exchange Commission on November 27, 2013
An Exhibit List can be found on page II-2.
Amendment 2 filed February 27, 2014
Registration No. 333-192585

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington DC 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INSTRIDE INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

2300
(Primary Standard Industrial Classification Code Number)

71-1053548
 (I.R.S. Employer Identification Number)

7950 NW 53rd Street
Suite 337
Miami, Florida 33166
Phone: (786)228-5808
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Vcorp Services, LLC
25 Robert Pitt Drive, Suite 204
Monsey, New York 10952
Tel. 845.425.0077
Fax 845.818.3588
 (Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Law Offices of Jonathan D. Strum
5638 Utah Avenue NW
Washington DC 20015
Ph: (202) 362-9027
Fax: (202) 362-9037
Email: jdstrum@jdstrumlaw.com

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting Company	☒
(Do not check if a smaller reporting Company)

 Calculation of Registration Fee

Title of Each Class of Securities to be	Amount to be	Proposed Maximum Offering Price Per	Proposed Maximum Aggregate Offering	Amount of Registration
Registered	Registered	Unit 1	Price	Fee 2

Common Stock by Company	400,000	$0.25	$100,000	$12.88

(1)
The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

(3)	The offering will conclude at the earlier of the sale for all shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

INSTRIDE INC.

UP TO 400,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Instride Inc. (“ISI”) and it is not presently traded on any market or securities exchange. Up to 400,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.25 for the duration of the offering. There are no assurances that any funds will be raised from this offering.

If we are successful in selling 100% of the 400,000 shares of common stock, we will raise $100,000. If we are successful in selling 75% of the 400,000 shares of common stock (i.e. 300,000 shares), we will raise $75,000. If we are successful in selling 50% of the 400,000 shares of common stock (i.e. 200,000 shares), we will raise $50,000. If we are successful in selling 25% of the 400,000 shares of common stock (i.e. 100,000 shares), we will raise $25,000. The offering will conclude at the earlier of the sale for all shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission, unless extended for an additional period of 90 days by us.

The offering is being conducted on a self-underwritten, best efforts basis, which means our President will be responsible for the sale of the shares. This prospectus will permit our officers to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The shares being offered by us though our Directors are pursuant to an exemption as a broker/dealer under Rule 3a 4-1 of the Securities Exchange Act of 1934. We are offering the shares from time to time on a continuous basis, for up to 180 days from the date that this Registration Statement becomes effective (which may be extended for an additional 90 by us), but we may terminate the offering at any time. There is no minimum number of shares that we must sell and we will retain the proceeds from the sale of any of the offered shares that are sold. We will not employ an escrow account and will retain and use the proceeds from the sale of any of the offered shares that are sold. Because we may utilize all funds as they are received, if we raise insufficient funds to execute our business plan, early investors could lose all their investment.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Prior to this registration, there has been no public trading market for our common stock and it is not presently traded on any market or securities exchange. After the effective date of the Registration Statement relating to this Prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (FINRA) for our common stock to be eligible for quotation on the Over The Counter Bulletin Board (OTCBB). We do not yet have a market maker who has agreed to file such application. There is no assurance that a market maker will file an application for our stock to be eligible for quotation on the OTCBB, or that such an application, if filed, will be accepted. Even if an application by a market maker for our common stock to be eligible for quotation on the OTCBB is filed and accepted, a market for our common stock may not develop or be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Under the JOBS Act of 2012, the Company is deemed to be an “emerging growth” company (revenue under $1 Billion) will be subject to reduced public company reporting requirements. See "The Company: Jumpstart Our Business Startups Act" contained herein. We have elected to opt-in and make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. This election is irrevocable. If we choose to adopt any accounting standard on the public company time frame we would be required to adopt all subsequent accounting standards on the public company time frame.

We are a development stage company. We have generated no revenues from operations since our inception. We have, however, commenced limited internal operations, including but not limited to, working on content for our web site, the graphic design for the web site and the creation of our business plan. Even though at this stage we are regarded as a “shell company”, t his prospectus shows the actions we believe that will lead to the creation of our business and external business operations. However, as of the date of this prospectus our auditors stated that the Company has solely incurred expenses and has no operating income, which raise substantial doubt about its ability to continue as a going concern. This going concern opinion is due to the fact that we do not have enough material assets, or a source of revenue sufficient to cover our operation costs. The Company is highly dependent upon the raising of additional capital through the sale of our common stock in order to implement its business plan. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.

As of the date of this prospectus there is currently no market for our shares and the Company has no plan to merge with or be acquired by another company.

The offering will conclude at the earlier of the sale for all shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission (unless extended for an additional 90 days).

The date of this prospectus is __________ _, 2014.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of the most significant information contained elsewhere in this prospectus. It does not contain all the detailed information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•	our future operating results;
•	our business prospects;
•	any contractual arrangements and relationships with third parties;
•	the dependence of our future success on the general economy;
•	any possible financings; and
•	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Summary Information about us

Instride Inc. (“ISI, “we”, “the Company”) was incorporated in the State of Delaware as a for-profit Company on December 23, 2011 and established a fiscal year end of December 31. We are a development-stage Company that is committed to provide on our website solutions for amateur and professional runners both inside and outside of the United States, starting in Israel, by developing a website mainly that provides tips and advertising for products and services which enable runners and fitness enthusiasts to determine when and where to purchase new running equipment. The site will be advantageous to manufacturers, distributers and sports enthusiasts. We have begun limited operations in that we have begun work on the web site’s content as well as the graphic design for the web site. We have also worked on our business plan.

At present, we have no arrangements in place with any of the companies to supply, manufacture or distribution of such products. Nor do we have any agreements in place with any marketing specialist or other companies with whom will want to have an agreement.

We have a mailing address at 7950 NW 53rd Street Suite 337, Miami, Florida 33166, our telephone is (786)228-5808 Except for the mail address and the use of a room at the premises of our President located at 30 Agasi St., Jerusalem for our operations in Israel, the Company does not own or rent any property. We expect that once our business is able to expand and we have the financial resources then we will seek additional rental locations for our operations, including in Israel.

As of December 31, 2013, there was $ 18 , 407 of cash on hand in the corporate bank account. As of December 31, 2013, we raised $31,200 through the sale of our common stock to our Officer and Director. We currently have liabilities of $ 7 , 755 , represented by expenses accrued during its start-up and costs associated with this offering totaling approximately $20,000. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

As of the date of this filing, the Company has generated no revenues and has not entered into any agreement, arrangement or understanding with any retailers to provide products or services, or with any third party manufacturers or suppliers. Failure to raise funds will require the Company to cease operations. The Company’s sole officer and director, Mrs. Dina Yafe has indicated that she may lend us funds in the form of a non-secured loan to meet our short to medium term (up to 12 months) financial obligations, but there is no contract in place or written agreement at this time and there can be no assurances that she will assist the Company in meeting its short term financial obligations.

We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company.

Summary of the Offering by the Company

We have 2,400,000 shares of common stock issued and outstanding and we are registering an additional 400,000 shares of common stock for offering to the public. We will endeavor to sell all 400,000 shares of common stock after this registration becomes effective. The price at which we will offer these shares is fixed at $0.25 per share for the duration of the offering. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.0035	Up to 400,000 shares of common stock are offered by the Company.

Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.25.

Number of shares outstanding before the offering of common shares.	2,400,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares.	2,800,000 common shares will be issued and outstanding after this offering is completed.

Minimum number of shares to be sold in this offering	None.

Market for the common shares
There is no public market for the common shares. The price per share is $0.25.

Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over-the Counter Bulletin Board (“OTCBB”). We have no broker-dealer engaged and there are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds
We will receive all proceeds from the sale of the common stock. If all 400,000 common shares being offered are sold, the total gross proceeds to the Company would be $100,000. The Company intends to use the proceeds from this offering (all the following values described are our best estimation considering the available data): (1) $10,000 in market research and analysis for distributing fitness related products; (2) $5,000 in legal and regulatory research; (3) $5,000 in the development of the concept; (4) $5,000 in the development of the detailed marketing plan; (5) $5,000 in suppliers selections and partnership; (6) $15,000 in hiring fitness advisors; (7) $15,000 in website development; (8) $1,500 in Transfer Agent & Printing; (9) $10,000 in on-going legal & accounting; (10) $3,000 in miscellaneous expenses and (11) 5,500 in working capital. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $20,000 are being paid for by us.

Termination of the offering
The offering will conclude at the earlier of the sale for all shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may at our sole discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s officer will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of December 31, 2013
Total Assets	$18,407
Total Liabilities	$7,755

Stockholder’s Equity	*See balance sheet in the financial statements

Operating Data (for the period from December 23, 2011 (inception) through December 31, 2013)
Revenues	$-
Net Loss	$20,548
Net Loss Per Share	$0.068

As shown in the financial statements accompanying this prospectus, ISI has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the most significant material risks to an investor regarding this offering. ISI should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. Our business objectives are new to this market as there is no other service provider of this type in the market, rather wholesale and retail providers of fitness equipment, and it is possible that we could be unable to satisfy our potential customers. The company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we have not contacted such a market maker to date and our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION REGARDING OUR COMPANY, THERE IS A RISK ASSOCIATED WITH INVESTING IN OUR BUSINESS

Since our initial audit our auditors have issued a going concern opinion regarding our Company, as we do not have material assets, nor do we have operations or a source of revenues sufficient to cover our operational costs. The Company has a net operating loss accumulated since inception (December 23, 2011 through December 31, 2013 of $20, 548 . The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business operations.

There is no assurance that the Company will be successful in raising capital or operating its business with sufficient revenues in order to continue as a going concern. The principal officer of the Company has committed to limited assistance in advancing certain operating costs of the Company but there is no assurance that will continue.

The ability of the Company to continue is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might cause results from this uncertainty. The Company has funded its initial operations by funds paid for shares of its common stock issued to its initial shareholder. As of December 31, 2013, the Company had issued 2,400,000 shares of common stock at $0.013 per share for net funds to the Company of $31,200.

We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

IF, AFTER RASING CAPITAL PURUSUANT TO THIS REGISTRATION STATEMENT, WE REQUIRE ADDITIONAL FUNDS AND SEEK TO RAISE SUCH FUNDS VIA PRIVATE PLACEMENT OR DEBT FINANCING SUCH ADDITIONAL FINANCING MAY BE TOO EXPENSIVE AND CAUSE OUR BUSINESS TO FAIL.

It is possible that the Company will require additional financing after raising funds pursuant to this Registration Statement and we reserve the right to raise additional funds. It is possible, however, that debt finance or an additional equity raise may not be available to us, or, if available, may be too expensive. If we require additional funds but such funds are not available to us or is too expensive for us, the Company may fail and investors could lose all their investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and may be used as received. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.25 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.25. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 250,000,000 AUTHORIZED SHARES, DILLUTING THE CURRENT SHARE HOLDERS’ EQUITY

The company has 250,000,000 authorized shares, of which only 2,400,000 are currently issued and outstanding and only 2,800,000 will be issued and outstanding after this offering terminates, if the full 400,000 shares will be sold . The company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

WE ARE REGARDED AS A “SHELL COMPANY” UNDER RULE 12b-2 OF THE EXCHANGE ACT, SO RESALE OF OUR SHARES WILL NOT BE PERMITTED UNDER RULE 144(i) UNTIL 12 MONTHS AFTER THE COMPANY IS NO LONGER A SHELL COMPANY.

We are regarded as a shell company as defined by Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “shell company” as a registrant that has “nominal operations” and “assets consisting solely of cash and cash equivalents and nominal other assets.” S hell company status prevents any investor from reselling our shares under Rule 144(i) unless and until 12 months after we are no longer considered a shell company. We cannot predict when we may no longer be considered as a shell company. Investors may be unable to liquidate their investment under Rule 144(i) for an indefinite period of time.

THE SEC CONSIDERS US TO HAVE NOMINAL OPERATIONS AND ONLY CASH ASSETS AND THUS A ‘SHELL COMPANY’ AND THUS SUBJECT TO MORE STRINGENT REPORTING REQUIREMENTS.

As we have only nominal operations, only cash assets and no revenue, we are thus considered a "shell company" and will be subject to more stringent reporting requirements. The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Since our balance sheet reflects that we have only cash and no other tangible asset and, therefore, we are defined as a shell company. The SEC rules prohibit shell companies from using Form S-8 to register securities pursuant to employee compensation plans. However, the rules do not prevent us from registering securities pursuant to S-1 registration statements. Additionally, the rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we may also be required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. B ecause we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. Further, as a shell company any attempt by an investor to resell the shares will be more difficult.

SINCE OUR OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT THEIR DECISIONS ARE CONTRARY TO THEIR INTERESTS

Our Officer and Director, currently owns 100% of the outstanding shares and will own approximately 85% after this offering is completed. Accordingly, she will have full control in determining the outcome of all corporate transactions, direction of business affairs or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of our Officer and Director may still differ from the interests of the other stockholders.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the Officer and Director, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of our management (See discussion of Management at pages 45-46).

SINCE WE HAVE NOT DEVELOPED OUR BUSINESS OR DEVELOPED A MARKET, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORSEEABLE FUTURE AND AS SUCH OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR INVESTMENT UNLESS THEY SELL THEIR SHARES OF COMMON STOCK

We do not anticipate paying dividends on our common stock in the near future, but plan rather to retain earnings, if any, for growth and expansion of our business. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

SINCE WE ANTICIPATE OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUES, WE MAY NEVER ACHIEVE PROFITABILITY

We anticipate increases in our operating expenses in order to create a market demand for our services, without realizing any revenues from our business activities. Within the next 12 months, we will have estimated costs of $100,000 to make our company operational and there is no history upon which to base any assumption as to the likelihood that we will prove successful in the amateur running market. We cannot provide investors with any assurance that we will ever commence operations; that our service will attract customers; that our service will generate any revenue, or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

THIS OFFERING IS AIMING TO RAISE $100,000 WHICH WE BELIEVE IS THE IDEAL AMOUNT TO START OUR OPERATION IN THE AMATEUR RUNNING MARKET UNTIL THE COMPANY BEGINS TO GENERATE REVENUE OR ACQUIRES FINANCING RESOURCES. EVEN IF WE SUCCEED I RAISING THIS ENTIRE AMOUNT, FAILING TO MANAGE IT PROPERLY OR IF IT IS NOT ENOUGH UNTIL THE COMPANY CAN OPERATE BY ITSELF MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE

The amount of $100,000 was estimated (see section “Plan of Operation” on page 39) using our best efforts and information available in order to create the conditions to start the operation of the Company. If our estimate is incorrect, we will need to look for additional financial resources. If we cannot raise sufficient investment to fund the start of our operation, we may be forced to periodically interrupt our activities or even stop it completely.

Even if all the $100,000 is raised, the successful start of our operation will depend on our ability to manage and perform all the planned actions within the budget and the planned timeline. Considering that Company’s Officer and Director do not have specific experience in the distribution of fitness products and in managing a company like ours, there is a possibility that what was planned cannot be fully accomplished, due to mistakes resulting from their specific inexperience. Consequently, it may lead to the need to acquire additional funds or even hire better qualified third party consultants. If we cannot raise the required funds or hire the required professionals, we may be forced to periodically interrupt our activities or even stop it completely.

For this reason, each prospective purchaser of the offered shares could lose a substantial amount, or all, of his or her investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

Because our Officer and Director may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise all the required capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

If we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on December 23, 2011 and to date we have been involved primarily in developing a business strategy and the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar services and products, the entry of new competitors into the fitness market, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by us or our competitors, specific economic conditions in the fitness market and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN AND SALES STRATEGY MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS AND PARTNERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing and sales activities and may not be able to make our portfolio of products and services known to potential customers and partners. Because we will be limiting our marketing and sales activities, we may not be able to attract enough customers and partners to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations. If we cease operations any purchaser of the offered shares could lose all of his or her investment. If we cease operations any purchaser of the offered shares could lose all of his or her investment.

AS THE COMPANY’S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, SHE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE

Mrs. Yafe is our sole officer and director. She has other business interests and each currently devotes approximately 10-15 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to her which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require the full business time of our sole Officer and Director, she is prepared to adjust her timetables to devote more time to the Company’s business. However, she may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

The Company is entirely dependent on the efforts of its initial Officer and Director. Her departure of the loss of any other key personnel to be hired in the future could have a material adverse effect on the business. There is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole Officer and Director.

IT MAY BE IMPOSSIBLE TO HIRE ADDITIONAL EXPERIENCED PROFESSIONALS, IF NECESSARY, AND WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Since our management does not have prior experience in the selling of products and services for the fitness market, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

Moreover, as planned, we anticipate the need of contracting others to help us in the development of fitness based products and information concerning the distribution of such products, as our Officer and Director have limited experience in this field. If we do not succeed in finding, contracting or retaining skilled professionals and fitness enthusiasts, an important part of our business will be affected, which may lead to the suspension of our operation or the cession of it completely. If we cease operations any purchaser of the offered shares could lose all of his or her investment.

SINCE OUR OFFICER AND DIRECTOR RESIDE IN ISRAEL, THE COMPANY MAY FACE SOME DIFFICULTIES DEVELOPING ITS IMPORTING BUSINESS

Since our management’s residence is in the city of Jerusalem, their ability to develop relationships with foreign manufactures of fitness products is limited. Due to this fact, all the contact with our possible suppliers and partners will not be in person and that can negatively affect the results of a partnership or business negotiation. If we cannot establish the proper relationship with our possible suppliers and partners, our business will fail, resulting in the total loss of our shareholders investments.

WE MAY NOT BE ABLE TO FIND SUITABLE SUPPLIERS AND CLOSE PARTNERSHIPS REQUIRED FOR OUR BUSINESS TO WORK.

An important part of our business concept and of revenue generation will rely on our ability to select and retain fitness suppliers. If we are unable to find suitable suppliers and we do not have the ability to have profitable partnerships with them, our operation would be affected. Therefore, our operation, revenue and financial success could be severely affected, resulting in the suspension of our operation or the cession of it completely.

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING A FITNESS DISTRIBUTION NETWORK, OUR BUSINESS PLAN MAY FAIL

Our management does not have any specific training in running a business for distributing and for selling fitness products. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

THE COMPANY CURRENTLY HAS NO PRODUCTS OR SERVICES. WHEN WE DO HAVE PRODUCTS AND SERVICES OUR NAME WILL HAVE LITTLE, IF ANY, NAME RECOGNITION. AS A RESULT, WE MAY BE UNABLE TO GENERATE REVENUES, WHICH WILL REDUCE THE VALUE OF YOUR INVESTMENT

Because we are a new company with no products or services and we have not conducted advertising, there is little or no recognition of our name. While we believe that running is a growing industry, consumers may search for products and services other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

THE KEY PRODCUT(S) OF THE COMPANY WILL ALL BE PRODUCTS MANUFACTURED OR SUPPLIED BY A THIRD PARTY. WE HAVE NOT YET SIGNED ANY AGREEMENTS WITH SUCH THIRD PARTY MANUFACTURERS OR SUPPLIERS.

The key products that the Company intends to sell – running shoes and other equipment or supplies geared to the amateur runners market will all be manufactured and/or supplied by third parties. The Company has not signed any agreements with any third party manufacturer or supplier. There is no guarantee that any third party manufacturer or supplier will sign any such agreement with us. If we are unable to reach agreement with third party manufacturers or suppliers, the Company will be unable to earn a profit. If that happens, investors could lose all their investment.

THE COMPANY WILL RELY ON THE EXISTING DELIVERY STRUCTRERS OF OUR THIRD PARTY MANUFACURERS AND SUPPLIERS. IF SUCH THIRD PARTY MANUFACTURERS OR SUPPLIERS ARE UNABLE OR UNWILLING TO WORK WITH US, THE COMPANY WILL HAVE TO RETAIN AN OUTSIDE DELIVERY SERVICE.

Because the Company will rely on the existing delivery chain of its third party manufacturers and suppliers should such delivery chain fail for any reason, the Company will be required to retain an outside delivery company which will be likely be an unreimbursed expense. This addition al expense will hurt the Company ability to make a profit. If the Company is unable to make a profit, investors could lose all their investment.

OUR OFFICER AND DIRECTOR IS LOCATED IN ISRAEL. ANY ATTEMPT TO ENFORCE LIABILITIES UPON HER UNDER THE U.S. SECURITIES AND BANKRUPTCY LAWS MAY BE DIFFICULT.

Since our Officer and Director is located in Israel, any attempt to enforce liabilities upon such individual under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the courtis located, competent to render the judgment;
•	the judgment may no longer be appealed;
•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and;

•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud;
•	There is a finding of lack of due process;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or
•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our Directors and Officers do not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons, and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or Officers in United States courts. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

Risk Factors Related to the JOBS Act

WE ARE AN ‘EMERGING GROWTH CONMPANY” AND WE INTENED TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES, WHICH COULD RESULT IN OUR STOCK BEING LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

THE COMPANY’S ELECTION TO TAKE ADVANTAGE OF THE JOBS ACT’S EXTENDED ACCOUNTING TRANSITION PERIOD MAY NOT MAKE ITS FINANCIAL STATEMENTS EASILY COMPARABLE TO OTHER COMPANIES

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to take advantage of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected take advantage of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard on the private company timeframe. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

THE JOBS ACT WILL ALSO ALLOW THE COMPANY TO POSTPONE THE DATE BY WHICH IT MUST COMPLY WITH CERTAIN LAWS AND REGULATIONS INTENDED TO PROTECT INVESTORS AND REDUCE THE AMOUNT OF INFORMATION PROVIDED IN REPORTS FILED WITH THE SEC

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

—
be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting.

—
be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

—
be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

—
be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements

The Company currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.

AS LONG AS THE COMPANY QUALIFIES AS AN EMERGING GROWTH COMPANY, THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM WILL NOT BE REQUIRED TO ATTEST TO THE EFFECTIVENESS OF THE COMPANY’S INTERNAL CONTROL OVER FINANCIAL REPORTING.

Because the Company has elected to take advantage of the extended time periods for compliance with new or revised accounting standards provided for under Section 102(b) of the JOBS Act, among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. We expect to use any proceeds received from the offering for general corporate purposes, including working capital needs set forth in our plan of operation as described below in Management’s Discussion and Analysis or Plan of Operation. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

Our Officer and Director will not receive any compensation for their efforts in selling our shares. Our management will have broad discretion in the application of the net proceeds of this offering. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds received from this offering temporarily until we use them for general corporate purposes.

We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

See table under Plan of Operations, page 39.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by ISI and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The historical net tangible book value as of December 31, 2013, was $ 10 , 652 or $0. 004 per share. Pro forma net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2013, as adjusted to give effect to the receipt of net proceeds from the sale of 400,000 shares of common stock for $100,000, resulting in $0.04 per share. This represents an immediate increase of $0. 036 per share to existing stockholders and an immediate and substantial dilution of $0.21 per share, or approximately 84% to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of December 31, 2013, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase all of the shares being offered in this offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.25 per share of common stock.

	Shares
	Number	Percent	Amount

Existing Stockholders –	2,400,000	85%	$31,200
New Investors	400,00	15%	$100,000
Total	2,800,000	100.00%	$131,200

PLAN OF DISTRIBUTION

2,400,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 400,000 shares of its common stock for possible resale at the price of $0.25 per share.

ISI will receive all proceeds from the sale of those shares. The price per share is fixed at $0.25. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.25 until a market develops for the stock.

We intend to seek a quoting with the OTCBB, if we are unable to get a Broker Dealer to apply to the OTCBB or are unable to receive approval to quote in the OTCBB, we may wish to apply to the Pink Sheets.

The offering will conclude at the earlier of the sale for all shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. ISI may at its discretion extend the offering for an additional 90 days. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.

This is a self-underwritten (“best-efforts”) offering. This Prospectus is part of a registration statement that permits our Officer and Director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our Officer and Director will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our Officer and Director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934. The Officer and Director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.	Our Officer and Director are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

2.
Our Officer and Director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Our Officer and Director are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer;

4.
Our Officer and Director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

ISI will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0035 per share. The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

●	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

●	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our Directors. After this offering is completed, our sole Officer and Director will own approximately 85% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, ISI will act as its own transfer agent.

Market for Securities

There is no established public market for our common stock, and a public market may never develop. We intend to engage a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts.  This means that the shares of a company can only be traded manually between accounts, which takes days and is not a realistic option for companies relying on broker dealers for stock transactions.  While DTC-eligibility is not a requirement to trade on the OTCBB, electronic trading is necessary to process trades on the OTCBB if a company’s stock is going to trade with significant volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

There is no Instride common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. Also, all current shares of our outstanding common stock are held by Ms. Dina Yafe, our president (2,400,000 shares).  Because we are a shell company the resale of shares will be particularly restricted.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.   Pursuant to Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1)  the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

A s a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act, all restricted securities presently held by our sole stockholders may not be resold in reliance on Rule 144 until: (1) we file a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the Form 8-K with the SEC reflecting our status as an entity that is not a “shell company”.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

The financial statements as of December 31, 2013 and 2012, for the period s ended December 31, 2013 and 2012 and for the period from December 23, 2011 (inception) through December 31, 2013, included in this prospectus and in the registration statement have been so included in reliance on the report of Ziv Haft, Certified Public Accountants (Isr.), BDO Member Firm, an independent registered accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

Jonathan D. Strum, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

On December 23, 2011, we were incorporated in the State of Delaware and established a fiscal year end of December 31. The objective of this corporation is to distribute fitness products that support avid runners.

Executive Summary

BUSINESS

We are a development stage company. We intend that our core focus will be to provide our customers with an authentic online sporting goods retailer by offering fitness tips for the sports enthusiast, data as to purchasing running equipment and if we succeed to enter into licensing agreements with manufacturers, to provide a broad selection of high-quality, competitively-priced sporting goods equipment, apparel and footwear that enhances our customers’ performance and enjoyment of their sports activities. We believe our “fitness advisers-within-a-store” concept will create a unique shopping environment by combining convenience, broad assortment and competitive prices and the customer service of a specialty store. We believe this combination will differentiate us from our competitors and position us as a destination website for a wide range of weekend warriors and will appeal to a broad customer segment from the beginner to the sports enthusiast.

Unique Shopping Experience

We intend for our website to provide a distinctive and exciting shopping experience by offering our customers the convenience of numerous specialty stores for sports enthusiasts under one roof while delivering the product assortment of a large format store. We believe that being an interactive site will differentiate us from our competitors. We will have an interactive “Adviser-Within-A-Store.” We expect that our website will contain five fitness areas. We seek to create a distinct look and feel for each link to heighten the customer’s interest in the products offered. We envision a site which will entice runners interested in such activity for (i) better fitness; (ii) a footwear center, featuring opinions as to the latest running shoes and answers to questions to what kind of running for what kind of foot; (iii) an apparel link, designed to sell and advise on running apparel; and (iv) other related athletic equipment. We anticipate that the web site will contain answers and references for most inquiries. However, for those customers with questions, the web site will handle on-line inquires through the use of consultants. The type of question will determine to whom the inquiry is directed. As we grow, we may consider hiring employees but not until there is sufficient revenue. We believe this merchandising approach will create customer loyalty from our customers who seek genuine advisers to assist them and ultimately will position us with advantages in a market which we believe will continue to benefit from new interactive sports sites with enhanced technological features.

We also intend to sponsor tournaments and amateur competitive events in an effort to align ourselves with both the serious sports enthusiast and the community in general.

According to the US National Sporting Goods Association (NSGA), running / jogging continues to show strong and consistent growth annually as running total participation (ran at least 6+ days/yr) was up nearly 4% overall in from 2011 to 2012. (2012 is the last year for which data is currently available.)

According to the Sports & Fitness Industry Association (SFIA), formerly the Sporting Goods Manufacturers Association, the Company’s target market – the casual runner – is the fastest growing segment in the overall running category

Table 1: U.S. Running Participation Numbers 2012
Total Participants ('11 - '12 +/-)
SFIA Total Runners	Run/Jog at least once	51,450,000 (+2.8%)
SFIA Core Participants	Run/Jog 50+ days/yr	29,478,000 (+2.9%)

SFIA Total Trail Runners	Run on Trails at least once	5,806,000 (+8.1%)

SFIA Total Adventure Racing	Participated 1+ times	1,618,000 (34.6%)
SFIA Casual Adventure Racing	Participated 1 time	672,000 (99.8%)
SFIA Core Adventure Racing	Participated 2+ times	945,000 (9.2%)

NSGA (1) All Runners	Run/Jog 6+ days/yr	40,031,000 (+3.5%)
NSGA (1) Frequent Runners	Run/Jog 110+ days/yr	9,227,000 (+0.6%)
NSGA (1) Occasional Runners	Run/Jog 25-109 days/yr	18,569,000 (+3.0%)
NSGA (1) Infrequent Runners	Run/Jog 6-24 days/yr	12,234,000 (+6.5%)

SOURCE: 2013 SFIA Sports & Fitness Participation Topline Report

Moreover, according to the National Sporting Goods Association's (NSGA - 2) "Sporting Goods Market Edition 2013" running/jogging shoe sales totaled $3.04 billion (record high) in 2012. The NSGA projects sales to grow 16% to $3.51 billion in 2013. The NSGA (2) also reports that running/jogging apparel purchases totaled $1.04 billion in 2012 compared to $985 million in 2011. Apparel in this category is expected to grow an additional 5% in 2013.

From the Company perspective, the most significant data from the NSGA 2013 report is that over 72% of running/jogging shoe sales come from general athletic stores, discount stores, department stores, and the internet. Less that 23% of all sales comes from specialty athletic footwear or specialty sports stores. The Company’s market are those general sales outlets and the internet.

SOURCES:
National Runner Survey. The National Runner Survey, compiled and produced by Running USA, is a comprehensive study designed to assess the demographics, lifestyle, attitudes, habits and product preferences of the running population nationwide. The 2013 edition included responses of more than 30,000 core runners.

NSGA: National Sporting Goods Association. (1) = NSGA Sports Participation in the United States 2013 Edition, (2) = NSGA Sporting Goods Market 2013 Edition, based on retail sales in the U.S. projected from consumer surveys of national households. www.nsga. org

Running USA. Running USA advances the growth and success of the running industry. State of the Sport reports, comprehensive running data and lists of the largest races from past years can be found on RunningUSA. org in the "Statistics" section.

SFIA: Sports & Fitness Industry Association. 2013 SFIA Sports & Fitness Participation Topline Report, based on participation numbers in the U.S. projected from online interviews of a nationwide sample. www.sfia. org

On the global market, it has been estimated that the global sport footwear market will reach a sales value of $381.3 billion by 2018, driven by innovation and brand awareness. (Mike King http://uk.finance.yahoo.com/news/global-footwear-market-driven-product-000000610.html)

The sport footwear market is increasingly competitive and innovative products such as five-toe running shoes are becoming increasingly common. The average runner or athlete has no way to compare these shoes and make an intelligent choice as to what is best for him. Our web site is designed to provide a solution to that problem.

Description of our Products and Services

Our business will be based on the development of the website www.instride-inc@com, from which we expect to attract customers who are interested in purchasing sports related products for runners during or after their training or participation in sporting events.

Competitive Advantages

Currently, we are not offering any services or selling any product as we are still in the development stage of our company and conducting only limited operations. Our main competitor will be those companies focused on importing and marketing specialty equipment/gear for weekend athletes, in order to help them reach their goal. We expect that in addition to traditional stores, our competitors will sell their products through distribution networks such as booths at major fitness events year round, in order to showcase their products.

Marketing

Since we are initially targeting the market segment to ages 30 to 65, an age group which we believe has resources to continuously upgrade their fitness equipment, we believe that in addition to advertising at fitness events, the internet will play an important marketing vehicle for us. Bearing this in mind, our plan consists of:

Most sports footwear manufacturers (such as Nike, New Balance, Asics) have significant a significant web presence. However, there is no one internet location where an individual can input their foot type, the kind of running they do and their preferred styles and come up with recommendations across brands. We anticipate that our web site will be able to accomplish that. Bearing this in mind, our plan consists of advertising on line via:

Facebook (www.facebook.com): by creating a profile for amateur athlete discussing the benefits of using our services and products, we expect to join a community interested in fitness products. In this way, we can make our business known and attract more potential users to our services.

Twitter (www.twitter.com): by posting information about fitness products use while exercising or training, we intend to promote our business and attract more users to our website. Also, by encouraging our users to post opinions and suggestions about our fitness equipment we expect to raise interest to our business.

Also we plan to advertise on the website products and services related to weekend fitness events and to participate in expositions and forums.

Additionally, by working with general sports stores we hope to reach the casual athlete buying running footwear.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in several jurisdictions. We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. However, we still need to verify certifications and possible government approvals needed to execute our business. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, ISI has no paid staff. There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our Officer and Director will be responsible for the initial servicing. When the Company raises enough funds it will hire an independent consultant for the further development of its business operations. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Property

We have a mailing address at 7950 NW 53rd Street Suite 337, Miami, Florida 33166, our telephone is (786)228-5808 Except for the mail address and the use of a room at the premises of our President located at 30 Agasi St., Jerusalem for our operations in Israel, the Company does not own or rent any property. We expect that once our business is able to expand and we have the financial resources then we will seek additional rental locations for our operations, including in Israel.

AVAILABLE INFORMATION

We are not yet subject to the reporting requirements of the Securities Exchange Act of 1934. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We will comply with the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street NE Washington DC 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; by an Independent Registered Public Accounting Firm.

INSTRIDE INC.
 (A Development Stage Company)

FINANCIAL STATEMENTS

In U.S. Dollars

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
INSTRIDE INC.

We have audited the accompanying balance sheets of INSTRIDE INC. (A Development Stage Company) (the "Company") as of December 31, 2013 and 2012, and the related statements of operations, comprehensive loss, changes in equity, and cash flows for the years ended December 31, 2013, and 2012 and for the period from December 23, 2011 (inception) through December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and cash flows for the years ended December 31, 2013 and 2012 and for the period from December 23, 2011 (inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, The Company has incurred a loss, has not emerged from the development stage, and may be unable to raise necessary equity to implement its' business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also describes in that note. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tel-Aviv, Israel	Ziv Haft
February 27, 2014	Certified Public Accountants (Isr.)
BDO Member Firm

INSTRIDE INC.
(A Development Stage Company)

BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS

Cash and cash equivalents	$18,407	$-
Total Assets	$18,407	$-

LIABILITIES AND EQUITY

Liabilities
Accrued expenses	$7,755	$-
Total Liabilities	7,755	-

Equity (Note 5)
Common stock, 250,000,000 shares authorized, par value $0.0035, 2,400,000 issued and outstanding	8,400	8,400
Additional paid-in capital	22,800	22,800
Stock subscription receivable	-	(31,200)
Deficit accumulated during the development stage	(20,548)	-
Total equity	10,652	-
Total liabilities and equity	$18,407	$-

The accompanying notes should be read in conjunction with the financial statements

INSTRIDE INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Year ended December 31, 2013	Year ended December 31, 2012	For the period from December 23, 2011 (inception) to December 31, 2013

Revenues	$-	$-	$-
General and administrative expenses	(20,548)	-	(20,548)
Operating loss	(20,548)	-	(20,548)
Net loss	$(20,548)	$-	$(20,548)

Net loss per share - Basic and diluted	$(0.034)	$-	$(0.068)

Weighted average shares outstanding - Basic and diluted	600,000	-	300,000

The accompanying notes should be read in conjunction with the financial statements

INSTRIDE INC.
(A Development Stage Company)

STATEMENTS OF COMPREHENSIVE LOSS

	Year ended December 31, 2013	Year ended December 31, 2012	For the period from December 23, 2011 (inception) to December 31, 2013

Net loss	$(20,548)	$-	$(20,548)
Other comprehensive income	-	-	-
Total comprehensive loss	$(20,548)	$-	$(20,548)

INSTRIDE INC.
(A Development Stage Company)

STATEMENTS OF CHANGES IN EQUITY
For the period from December 23, 2011 (inception) to December 31, 2013

	Common stock		Additional paid-in	Deficit accumulated during the development	Stock subscription	Total
	Shares	Amount	capital	stage	receivable	equity

Balance at December 23, 2011 (inception)	-	$-	$-	$-	$-	$-
Common stock issued on December 23, 2011 at $0.013 per share	2,400,000	8,400	22,800	-	(31,200)	-
Net loss	-	-	-	-	-	-
Balance at December 31, 2011	-	-	-	-	-	-
Net loss	-	-	-	-	-	-
Balance at December 31, 2012	-	-	-	-	-	-
Payment of common stock subscription receivable	-	-	-	-	31,200	31,200
Net loss	-	-	-	(20,548)	-	20,548
Balance at December 31, 2013	2,400,000	$8,400	$22,800	$(20,548)	$-	$(10,652)

The accompanying notes should be read in conjunction with the financial statements

INSTRIDE INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2013	Year Ended December 31, 2012	For the period From December 23, 2011 (inception) to December 31, 2013
Cash flow from operating activities:
Net loss	$(20,548)	$-	$(20,548)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accrued expenses	7,755	-	7,755
Net cash used in operating activities	-	-	-

Cash flow from financing activities:
Payment of stock subscription receivable	31,200	-	31,200
Net cash provided by financing activities	31,200	-	31,200

Net increase in cash and cash equivalent	18,407	-	18,407
Beginning of period	-	-	-
End of period	$18,407	$-	$18,407

Supplemental disclosure:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

The accompanying notes should be read in conjunction with the financial statements

INSTRIDE INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and activities
INSTRIDE INC. (A Development Stage Company) (the “Company”), was incorporated in Delaware on December 23, 2011. The Company was formed for the purpose of providing website solutions for amateur and professional runners outside of the United States, by developing a website mainly that provides tips and advertising for products and services which enable runners and fitness enthusiasts to determine when and where to purchase new running equipment. The site will be advantageous to manufacturers, distributors and sports enthusiasts.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company
The Company is considered to be in the development stage as defined in ASC 915 "Development Stage Entities". The Company’s efforts have been devoted primarily to raising capital, borrowing funds and attempting to implement its planned, principal activities.

Basis of Presentation
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Start-Up Costs
In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash and Cash Equivalents
Cash and cash equivalents include cash in bank, and deposit with maturity of less than three months from inception.

INSTRIDE INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont):

Concentrations of Credit Risks
The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institution of high credit worthiness. The company's cash and cash equivalents with a particular financial institution has not exceed the applicable government insurance limits.

Loss per Share
The Company has adopted ASC 260, “Earnings Per Share”, (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock paid and outstanding during the period. The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Income Taxes
The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of December 31, 2013, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Recent Accounting Pronouncements
Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in a development stage, has not generated any revenues since inception and has sustained a net loss of $20, 548 for the period ended December 31, 2013.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

Management intends to raise additional funds through public or private placement offerings, and related party loans.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

INSTRIDE INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period ended December 31, 2013 to the Company’s effective tax rate is as follows:

	Year ended December 31, 2013	Year ended December 31, 2012	For the period from December 23, 2011 (inception) to December 31, 2013

Income tax expense at statutory rate	$(6,986)	$-	$(6,986)
Change in valuation allowance	6,986	-	6,986
Income tax expense	$-	$-	$-

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of October 31, 2013 are as follows:

	December 31, 2013	December 31, 2012

Net operating loss	$6,986	$-
Valuation allowance	(6,986)	-
Net deferred tax asset	$-	$-

The Company has $20, 548 of net operating loss (“NOL”) carried forward to offset taxable income in future years. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOL because it is not more likely than not that the deferred tax asset will be realized.

INSTRIDE INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - EQUITY

Authorized Stock
The Company has authorized 250,000,000 common shares with a par value of $0.0035 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances
Since inception (December 23, 2011), the Company has issued to the sole officer and director a total of 2,400,000 common shares in consideration of $31,200, which was paid on September 27, 2013.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

As long as we succeed in raising the funds required to start our website for fitness operations, we plan to develop our initial activities in 12 months, after the termination of this offering, as shown in the following tables, which presents the planned activities, duration and investments. If we do not raise enough cash through this offering, the following plan of operation below will take effect after we raise enough funds to do so.

 As of the date of this prospectus, we have not yet implemented our business plan and we have only secured the web domain ( www.instride-inc.com).

Our business development is planned to start with market research and analysis for sports enthusiasts during the first 3 months, legal and regulatory research during two quarters after we raise sufficient funds, development of the detailed services concept and development of the detailed market plan until 6 months following the completion of our capital raise; suppliers selection and partnership agreements for 6 months following the completion of our capital raise; and in the three months following our capital raise the final development of our website, planned to be completed within 12th month following our capital raise, when we expect to be fully functional.

Our plans would be curtailed under offering scenarios of less than 100%. All of our anticipated costs are shown in the tables below under possible results of the sale of our shares (if 100% or 50% of the offered shares are sold).

The tables below represents our plan of operation using the net proceeds (gross proceeds less offering costs) under the 50% and 100% offering scenarios We will also use cash on hand to meet operating expenses. As of December 31, 2013, the cash on hand is: $ 18 , 407 . For those tables below representing less that 100% of the shares sold, the order of priority is as set forth, Q1, Q2, Q3 then Q4 and the priority in each quarter is in descending order (Item 1 first, Item 2 second and so forth).

Plan of Operation if all of the registered shares are sold
Activities		1st Quarter	2 nd Quarter	3 rd Quarter	4 th Quarter	Total

1	Market Research and Analysis for Sports Enthusiasts	2,500	2,500	2,500	2,500	10,000
2	Legal and Regulatory research		5,000			5,000
3	Development of the detailed services concept		5,000			5,000
4	Development of marketing plan			5,000		5,000
5	Suppliers selections and partnership				5,000	5,000
6	Retain Sports Adviser(s)			10,000	5,000	15,000
7	Website Development			5,000	10,000	15,000
8	Transfer Agent & Printing			1,500		1,500
9	On Going Legal and Accounting			5,000	5,000	10,000
10	Miscellaneous Office Expenses		1,000	1,000	1,000	3,000
11	Working Capital	5,500				5,500
12	Offering Expenses	20,000				20,000
TOTAL		28,000	13,500	30,000	28,500	100,000

Plan of Operation if 50% of the registered shares are sold

Market Research and Analysis for Sports Enthusiasts	2,500				2,500
Legal and Regulatory research		2,500			2,500
Development of the detailed services concept		2,500			2,500
Development of marketing plan			2,500		2,500
Suppliers selections and partnership				2,500	2,500
Retain Sports Adviser(s)			2,500	2,500	5,000
Website Development				5,000	5,000
Transfer Agent & Printing			1,500		1,500
On Going Legal and Accounting				4,000	4,000
Miscellaneous Office Expenses			1,000		1,000
Working Capital	1,000				1,000
Offering Expenses	20,000				20,000
TOTAL	23,500	5,000	7,500	14,000	50,000

Plan of Operation if 30% of shares are sold

Market Research and Analysis for Sports Enthusiasts	2,500				2,500
Legal and Regulatory research					0
Development of the detailed services concept		2,500			2,500
Development of marketing plan			2,500		2,500
Suppliers selections and partnership				2,500	2,500
Retain Sports Adviser(s)				2,500	2,500
Website Development				2,500	2,500
Transfer Agent & Printing			1,500		1,500
On Going Legal and Accounting				2,000	2,000
Miscellaneous Office Expenses			500		500
Working Capital	500				500
Offering Expenses	20,000				20,000
TOTAL	23,000	2,500	4,500	9,500	39,500

1.	Market Research and Analysis for Sporting Good Market
·	Better understand the sporting good market by finding research related to it, such as NSGA
·	Analysis of the market
·	Analysis of what is needed and expected by our target customers and retail partners

2.	Legal and regulatory research
·	Verify legal and regulation requirements related to offering sporting goods over the internet and entering alliance agreements with potential partners
·	Verify certifications and possible government approvals needed to execute our business.

3.	Development of the detailed services concept
·	According to the results from market research and analysis, refine and detail the Company concept

4.	Development of the detailed Marketing Plan
·	Study and define the best strategy to use Facebook, Twitter, You Tube and internet search engines to promote and attract our target market
·	Select website, expositions and forums to define our participation and the budget needed

5.	Suppliers selections and partnership
·	Select possible sporting good suppliers and advisers
·	Establish partnership and commissioning policy

6.	Website development
·	Contract web designing services to finish our ‘under construction’ website
·	Develop the ISI website template according to what was specified in the development of the detailed services concept phase

We expect to generate revenue from the sale of third party sporting goods and licensing of advertising space on our website. To be successful, our company needs to accomplish the steps described above, in order to have a better understanding of the market and then establish our marketing strategies. Our company believes that the success of our business relies on the proper execution of the above described plan of operation.

We do not plan to manufacture our product but rather to have as yet unidentified third party suppliers/partners provide us with the sporting goods according to our business model. We plan on establishing a commissioning policy for each supplier/partner. We expect that our suppliers will be able to deliver the products to our clients using their existing structure. If one or all of our suppliers can’t provide delivery service, we would have to hire a third party delivery company and, in this case, we would charge a delivery fee to our clients. In order to keep the delivery cost down, we intend to seek for several clients who live in the same area, so, more deliveries would be made at each time.

Results of Operations
For the period from inception (December 23, 2011) through December 31, 2013, we had no revenue. Expenses for the period totaled $20, 548 resulting in a net loss of $20, 548 . The majority of expenses are associated with the offering expenses.

Capital Resources and Liquidity
As of December 31, 2013 we had $ 18 , 407 in cash, with liabilities of $ 7 , 755 costs mostly associated with the offering expenses.

Our cumulative net loss is $20,548 mostly associated with the costs of this offering. If we do not raise any funds, we will have approximately $10,000 with which to operate. Our current operating negative cash flow is comprised mainly of audit, accounting and legal fees. Management’s believes that it has sufficient funds for an additional fiscal quarter to sustain our current operations. Our officers and directors have indicated they may be willing to loan the Company the funds it requires for an additional two quarters but no formal agreement is in place.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 50% of the amount of the offering would likely allow us to maintain our reporting status for 12 months once this registration becomes effective. We believe that unless we are able to raise the full offering amount of $100,000 then we will not have sufficient funds to meet all of our capital needs for the next twelve months as envisioned under our business plan. In the event of the failure to complete our offering we would need to seek capital from other resources such as debt financing, which may not even be available to us. Raising 50% of our target would not allow the Company to complete a basic website capable of generation revenues and the Company would have to seek additional capital through debt or equity in order to create a website capable of generating revenue. The Company believes if it can raise at least 30% or more of its financing goals under this prospectus plus utilize cash on hand it will be able to build a website capable of generating revenues.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are exclusively dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services other than the ones described on this prospectus nor the purchase of any significant equipment. The sporting goods to be sold shall be provided by our suppliers and partners. Our company believes that, due to the fact that we have not implemented our business plan and have not generated any revenues yet, it is important to keep the focus on our business plan before starting researching for new products and services, depending on the results of our plan of operation We also do not expect any significant additions to the number of employees, as the company intends to hire third party consultants when necessary.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s Officer and Director, have indicated at this time that they may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Should the Company fail to raise capital through this offering and our Officer and Director are unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised. As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issue restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering. The Company’s current debts are to its attorney, auditor and printer. There is no assurance that any of the Company’s creditors would accept restricted shares from the company in exchange for its debt.

Election under JOBS Act of 2012
The Company has chosen to opt-in and make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. This election is irrevocable. If we choose to adopt any accounting standard on the public company time frame we would be required to adopt all subsequent accounting standards on the public company time frame.

Jumpstart Our Business Startups Act
In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	The completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,
(ii)	The completion of the fiscal year of the fifth anniversary of the company's IPO;
(iii)	The company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or
(iv)	The company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	Audited financial statements required for only two fiscal years;
(ii)	Selected financial data required for only the fiscal years that were audited;
(iii)
Executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period and will “opt-in” and make use of the transitional period.

Off-balance sheet arrangements
The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company has elected to opt into the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected utilize such extended transition period(s) which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company,”.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and executive Officers

Our Directors serve until his successor is elected and qualified. Our Officers are elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole Officer and Director.

The name, address, age and position of our Officer and Director are set forth below:

Name	Age	Position(s)

Dina Yafe	28	President, Treasurer, Chief Financial
		Officer, Chief Executive Officer and Chairman of Board

The person named above has held her offices/positions since December 25, 2011 and is expected to hold his or her offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Dina Yafe

Dina Yafe experience includes Architectural Engineering and real estate management. From 2006-2011 she was employed at Ledarim a real estate management company and architectural and interior design firm. Mrs. Yafe studied Architectural Engineering from 2005-2007 and was part of several public works projects including the city library as well as a higher education facility in Bnei Brak. Ms. Yafe has not held any position in a public company prior to the date of this Registration Statement.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mrs. Yafe’s other business interests and her involvement in ISI.

EXECUTIVE COMPENSATION

ISI has made no provisions for paying cash or non-cash compensation to its Officer and Director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for the period from inception (December 23, 2011) through October 31, 2013.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings (Cash)($)	All Other Compensation ($)	Total ($)

Dina Yafe President, Treasurer and Secretary	2011 and 2012	0	0	0	0	0	0	0	0

We did not pay any salaries in 2011 or 2012. We have not paid any salaries as of October 31, 2013. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our Officer and Director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officers as of October 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value Of Shares Or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Dina Yafe	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of ISI has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our Directors for all services rendered in all capacities to us for the period from inception (December 23, 2011) through October 31, 2013.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dina Yafe	0	0	0	0	0	0	0

At this time, ISI has not entered into any employment agreements with its Officer and Director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our Officer and Director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our Officer and Director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of her or her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold

Common Stock	Dina Yafe, 30 Agassi St, Jerusalem Israel	2,400,000	100%	85%

	All Officer and Director as a Group (1 person)	2,400,000	100%	85%
__________
[1] The persons named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mrs. Dina Yafe is the only “promoter” of our Company.

Our Officer and Director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since they will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 25, 2011, we issued a total of 2,400,000 shares of common stock to Mrs. Dina Yafe, our sole Officer and Director, for total cash consideration of $31,200, which was paid on September 27, 2013. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Bylaws, we may indemnify an Officer or Director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the Officer or Director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the Officer or Director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal and Accounting	$15,000.00
SEC Filing Fee	$100.00
Printing & Transfer Agent, other	$4,900.00

TOTAL	$20,000.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws provide that we will indemnify an officer, Director, or former officer or Director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

We are authorized to issue up to 250,000,000 shares of common stock with a par value of $0.0035.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

The 2,400,000 shares sold to our Officer and Director were offered and sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

We have issued 2,400,000 common shares to our Officer and Director for total of $31,200 or $0.013 per share. The shares were offered and sold in reliance on the exemption from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Description of Exhibits

Exhibit 3.1*	Certificate of Incorporation of Registrant, dated December 23, 2011.

Exhibit 3.3*	Bylaws of Registrant

Exhibit 5.1*	Opinion of Jonathan D. Strum, dated November 26, 2013, regarding the legality of the securities being registered

Exhibit 23.1	Consent of Ziv Haft, Certified Public Accountants (Isr.), BDO Member Firm, dated January 27, 2014.

Exhibit 23.2*	Consent of Jonathan D. Strum dated November 26, 2013 incorporated within Exhibit 5.1
__________
*Previously filed.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our Director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue. For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jerusalem, on this 27 th day of February 2014.

Instride Inc.

February 27, 2014	By:	/s/ Dina Yafe
Dina Yafe
President, Treasurer, Secretary and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

February 27, 2014	By:	/s/ Dina Yafe
Dina Yafe
President, Treasurer, Secretary and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer